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                                                                   Exhibit 10.1


                                    FORM OF
                                  HAMPDEN BANK
                     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST


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I.    Introduction.............................................................1

          1.1    Plan Name.....................................................1
          1.2    Effective Date................................................1
          1.3    Purpose of Plan...............................................1

II.   Eligibility..............................................................1

          2.1    Initial Eligibility...........................................1

III.  Contributions............................................................2

          3.1    Contribution Amounts..........................................2
          3.2    Form of Contributions.........................................2
          3.3    Minimum Contributions.........................................2

IV.   Investment of Trust Assets...............................................2

          4.1    Purchase of Employer Stock....................................2
          4.2    Purchase Price of Employer Stock..............................3
          4.3    Diversification of Investments................................3
          4.4    Borrowing to Acquire Employer Stock...........................4
          4.5    Release of Shares.............................................5

V.    Accounting...............................................................6

          5.1    Accounting for Trust Assets...................................6
          5.2    Treatment of Encumbered Shares................................6
          5.3    Separate Records of Participants..............................6
          5.4    Allocation Among Participant Accounts.........................6
          5.5    Annual Report to Participants.................................8
          5.6    Voting........................................................8
          5.7    List of Participants..........................................9
          5.8    Maximum Annual Additions......................................9
          5.9    Adjustment for Excessive Additions...........................11

VI.   Vesting.................................................................12

          6.1    Vesting......................................................12
          6.2    Forfeitures..................................................13
          6.3    Normal Retirement Age, etc...................................14

VII.  Distributions...........................................................14

          7.1    Form of Distribution.........................................14
          7.2    Timing of Distribution of Benefits...........................15
          7.3    Death Benefits; Designation of Beneficiary...................16
          7.4    Bank Certification...........................................17
          7.5    Minimum Distribution Requirements............................17
          7.6    Time and Manner of Minimum Required Distributions............17
          7.7    Required Minimum Distributions During Participant's Lifetime.18
          7.8    Required Minimum Distributions After Participant's Death.....19
          7.9    Definitions..................................................20
          7.10   Distribution for Minor Beneficiary...........................21

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          7.11   Location of Participant or Beneficiary Unknown...............21
          7.12   Limitations on Benefits and Distributions....................22
          7.13   Direct Rollovers.............................................22

VIII. Trust and Trustees......................................................23

          8.1    Trust and Trustee............................................23
          8.2    General Powers...............................................23
          8.3    Responsibility of Trustee....................................25
          8.4    Compensation and Expenses....................................26
          8.5    Continuation of Powers Upon Trust Termination................26
          8.6    Resignation..................................................26
          8.7    Removal of the Trustee.......................................26
          8.8    Duties of Resigning or Removed Trustee and of Successor
                   Trustee....................................................26
          8.9    Filling Trustee Vacancy......................................27
          8.10   Disagreement as to Acts......................................27
          8.11   Persons Dealing with Trustee.................................27
          8.12   Multiple Trustees............................................27
          8.13   Dealings with the Administrative Committee...................27

IX.   Dividends...............................................................28

          9.1    Payment of Dividends.........................................28
          9.2    Allocation of Dividends......................................28

X.    Put Options.............................................................28

          10.1   Application..................................................28
          10.2   Put Option...................................................28

XI.   Right of First Refusal..................................................30

          11.1   Application..................................................30
          11.2   Right of First Refusal.......................................30
          11.3   Endorsement of Certificates..................................30

XII.  Administrative Committee................................................31

          12.1   Status.......................................................31
          12.2   Powers.......................................................31
          12.3   Duties.......................................................32
          12.4   Effect of Interpretation or Determination....................32
          12.5   Reliance on Tables, etc......................................32
          12.6   Claims and Review Procedures.................................33
          12.7   Indemnification..............................................33
          12.8   Annual Report................................................34
          12.9   Expenses of Plan.............................................34
          12.10  Limitation of Liability......................................34
          12.11  Accounts.....................................................35

XIII. Amendments and Termination..............................................35

          13.1   Plan Amendments..............................................35

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          13.2   Termination of Contributions.................................35
          13.3   Termination of Plan..........................................36

XIV.  Top Heavy Provisions....................................................36

          14.1   Provisions to apply..........................................36
          14.2   Minimum Contribution.........................................36
          14.3   Definitions..................................................37

XV.   Definitions.............................................................40

XVI.  Miscellaneous...........................................................45

          16.1   Exclusive Benefit Rule.......................................45
          16.2   Non-terminable Rights........................................45
          16.3   Limitation of Rights.........................................45
          16.4   Non-alienability of Benefits.................................45
          16.5   Adequacy of Delivery.........................................46
          16.6   Service with Armed Forces....................................46
          16.7   Merger or Consolidation......................................46
          16.8   Governing Law................................................46

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                                    FORM OF
                                  HAMPDEN BANK
                     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST



                                 I. INTRODUCTION

     1.1    PLAN NAME

     The name of the Plan is the Hampden Bank Employee Stock Ownership Plan and Trust.

     1.2    EFFECTIVE DATE

     The Plan is effective as of January 1, 2007.

     1.3    PURPOSE OF PLAN

     The Plan is created for the purpose of providing retirement benefits to Participants and their beneficiaries in a manner consistent with the requirements of the Code and Title I of ERISA. The Plan is intended to be, and is hereby designated as, an employee stock ownership plan within the meaning of Code Section 4975(e)(7), which shall invest primarily in Employer Stock.

                                 II. ELIGIBILITY

     2.1    INITIAL ELIGIBILITY

     (a) An Eligible Employee who is an Employee on [insert date of conversion] (the "Conversion Date") and who has earned one Hour of Service in each of the 3 months immediately preceding the Conversion Date will be a Participant as of the Conversion Date. Any other Eligible Employee will become a Participant in the Plan on the Entry Date coincident with or next following the date on which he or she first completes a Year of Service and attains age 21.

     (b) No contributions shall be made or forfeitures allocated with respect to an Employee who is not, or a Participant who ceases to be, an Eligible Employee. If an Employee who is not an Eligible Employee becomes an Eligible Employee, such Employee will become a Participant on the first Entry Date on or after becoming an Eligible Employee, if he or she has otherwise satisfied the requirements of this Article II.

     2.2    BREAK IN SERVICE

     Any Participant who terminates employment but is reemployed by a Participating Employer before incurring a One Year Break in Service will continue to participate in the

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Plan as if such termination had not occurred, effective as of the date of reemployment. Any Participant who terminates employment but is reemployed by a Participating Employer after incurring a One Year Break in Service will be treated as a new hire, and he or she will participate in the Plan only after again satisfying the requirements of this Article II.

                               III. CONTRIBUTIONS

     3.1    CONTRIBUTION AMOUNTS

     Not later than the time prescribed by law for filing its Federal income tax return (including extensions thereof) for its current taxable year and each succeeding taxable year, the Bank will make contributions to the Trust in such amounts as may be determined by the Board of Directors, provided, however, that the aggregate contribution of the Bank for any year shall not exceed the maximum amount which would constitute an allowable deduction to the Bank for such year under Code Section 404(a). A Participant shall neither be required nor permitted to make contributions to the Plan and Trust.

     3.2    FORM OF CONTRIBUTIONS

     Bank contributions will be paid in cash or other property, as the Board of Directors may, from time to time, determine; provided however that the Bank may not make contributions of Employer Stock to the extent necessary to satisfy a monetary obligation in violation of U.S. Department of Labor Interpretive Bulletin 93-4 unless the contribution otherwise satisfies the requirements for an exemption from the ERISA prohibited transaction rules.

     3.3    MINIMUM CONTRIBUTIONS

     The Bank's annual contribution must be sufficient to ensure that Trust does not default on the repayment by the Trust of indebtedness in accordance with the terms of such indebtedness which may be incurred from time to time for the purpose of the acquisition of Employer Stock.

                         IV. INVESTMENT OF TRUST ASSETS

     4.1    PURCHASE OF EMPLOYER STOCK

     All cash contributions to the Trust made by the Bank and any other cash received by the Trust (excluding dividends received by the Trust on Employer Stock which are directed by the Bank to be distributed to Plan Participants pursuant to Section 9.1), will first be applied to outstanding current obligations of the Trust, and any excess will be used, at the discretion of the Trustee, to repay obligations of the Trust, to buy Employer Stock from holders of outstanding stock or newly issued or treasury stock from the Bank, or the Trustee may invest such funds of the Trust in savings accounts, certificates of deposit, short-term commercial paper, stocks, bonds, insurance policies, or other investments deemed to be desirable for the Trust, or such funds may be held temporarily in cash.

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     4.2    PURCHASE PRICE OF EMPLOYER STOCK

     All purchases of Employer Stock by the Trust will be made at a price, or at prices, which, in the judgment of the Trustee, do not exceed the fair market value of such Employer Stock. The fair market value of Employer Stock shall be the price at which such stock trades on an established securities market, or if such stock is not readily tradable on an established securities market, the fair market value of Employer Stock shall be determined by an independent appraiser as defined in Code Section 401(a)(28). In making such determination, the appraiser shall consider the following criteria:

     (a) Any current and historical practices which have been consistently and uniformly utilized to value Employer Stock in sales transactions between the Bank and the stockholders, or among and between stockholders.

     (b) Any restrictions or limitations imposed upon the sale or transfer of Employer Stock which establish or stipulate the price at which the Bank may or must purchase such stock under the provisions of its charter of any or written agreements, provided the same or similar restrictions are applicable to substantially all of the outstanding Employer Stock and are complied with uniformly and consistently.

     (c) Such other information concerning the Bank and its condition and prospects, financial and otherwise, generally used in the determination of the fair market value of corporate stock of comparable public or private companies engaged in the same or similar industries, by independent investment analysts nationally recognized as having expertise in rendering such evaluations.

     4.3    DIVERSIFICATION OF INVESTMENTS

     (a) Each Participant in the Plan who has attained age fifty-five (55) and has completed at least ten (10) years of participation in the Plan shall be permitted to elect, as to not more than twenty-five percent (25%) (reduced by amounts previously diversified) of his or her Employer Stock Account, to have Employer Stock in such amount liquated from his or her Employer Stock Account and transferred to his or her Other Investment Account. This election may be made within the period of ninety (90) days following the end of each Plan Year during the six (6) Plan Year period beginning with the first Plan Year in which the Participant became eligible to make the election. In the case of the last year to which an election applies, fifty percent (50%) shall be substituted for twenty-five percent (25%).

     (b) For the purpose of facilitating elective diversification hereunder, the Trustee may make available under the Participant's Other Investment Account at least three investment vehicle alternatives to the investment of assets of the Trust in qualified employer securities that comply with the requirements of Code Section 401(a)(28) and any applicable Regulation.

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     (c)    The Trustee shall comply with any diversification election under this Section 4.3 within ninety (90) days following the ninety (90) day election period by (i) substituting other investment assets for the amount of qualified employer securities as to which the election is made, or (ii) distributing to the Participant an amount equal to the amount for which diversification was elected.

     4.4    BORROWING TO ACQUIRE EMPLOYER STOCK

     The Trustee may borrow funds from any lender for the purpose of purchasing Employer Stock, and may enter into contracts for the purchase of Employer Stock pursuant to which the purchase price is paid in installments. Any such loan or contract must be primarily for the benefit of Participants and their Beneficiaries, and shall comply with the following terms and conditions:

     (a) The interest rate respecting such loan shall not exceed a reasonable rate of interest. The Trustee shall consider all relevant factors in determining a reasonable rate of interest, including the amount and duration of the loan or contract, the security and guarantee (if any) involved, the credit standing of the Trust and the Bank (if and to the extent that the Bank acts as guarantor), and the interest rate prevailing for comparable loans. Upon due consideration of the foregoing factors, a variable interest rate may be reasonable.

     (b) At the time that such loan is made or contract entered into, the interest rate and the price of securities to be acquired should not be such that Plan assets might be dissipated.

     (c) The terms of such loan or contract, whether or not between independent parties, must be at such time at least as favorable to the Trust as the terms of a comparable loan or contract resulting from arm's-length negotiations between independent parties.

     (d) The proceeds of such loan must be used within a reasonable time after their receipt by the Trust only to acquire Employer Stock, to repay such loan, or to repay a prior loan to the Trust.

     (e) Such loan must be without recourse against the Trust. The only assets of the Trust that may be given as collateral on such loan are shares of Employer Stock acquired therewith. No person entitled to payment under such loan shall have any right to assets of the Trust other than collateral given for such loan, cash contributions of the Bank made to meet the obligations of the Trust under such loan, and earnings attributable to such collateral and the investment of such contributions. The payments made with respect to such loan by the Trust during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years. Such contributions and earnings must be accounted for separately on the books of account of the Trust, until the loan is repaid.

     (f) In the event of default on such loan, the value of Plan assets transferred in satisfaction of the loan must not exceed the amount of default.

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     (g)    Shares of Employer Stock used as collateral for such loan shall be released from the encumbrance thereof, in accordance with the provisions of
Section 4.5.

     (h) Such loan shall be for a specific term, and not payable at the demand of any person (except in the case of default).

     (i) Except as otherwise provided under the terms of this Plan and Trust, or as otherwise required by applicable law, no Employer Stock acquired with the proceeds of such loan shall be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Trust, whether or not the Trust is then an employee stock ownership plan as described in Code Section 4975(e)(7).

     4.5    RELEASE OF SHARES

     All shares of Employer Stock acquired by the Trust and pledged as collateral on a loan described in Section 4.4 shall be credited to the Suspense Account and shall be released as follows:

     (a) For each Plan Year during the duration of the loan, the number of shares of Employer Stock released shall equal the original number of encumbered shares multiplied by a fraction in which the numerator is the amount of principal paid to the lender by the Trust for the year, and the denominator is the original principal amount outstanding at the commencement of the loan. The foregoing allocation method shall apply only if the loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years. Further shares released from encumbrance shall be determined solely with reference to principal payments and interest included in any payments shall be disregarded only to the extent that the interest would be determined to be interest under standard loan amortization tables. If at any time, by reason of a renewal, extension, or refinancing, the sum of the expired duration of the exempt loan, the renewal period, the extension period, and the duration of a new exempt loan exceeds ten (10) years, or if, at any time, the other terms and conditions of this Section 4.5(a) are not met, then from such time shares of Employer Stock shall be released pursuant to Section 4.5(b).

     (b) If the allocation method set forth in Section 4.5(a) is not applicable, then shares of Employer Stock shall be released as follows: For each Plan Year during the duration of the loan, the number of shares of Employer Stock released shall equal the number of encumbered shares held immediately before release by a fraction. The numerator of the fraction is the amount of principal and interest paid to the lender by the Trust for the year, and the denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future years. For purposes of the foregoing determination, the number of future years under the loan must be definitely ascertainable, and shall be determined without taking into account any possible extensions or renewal periods. If the interest rate under the loan is variable, the interest to be paid in future years shall be computed by using the interest rate applicable as of the end of the Plan Year.

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     (c)    To the extent of the foregoing release from encumbrance pursuant to
Sections 4.5(a) or (b), shares shall be withdrawn from the Suspense Account and shall be allocated for each Plan Year as provided in Section 5.4.

                                  V. ACCOUNTING

     5.1    ACCOUNTING FOR TRUST ASSETS

     The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions under the Trust. As of the last day of each Plan Year, the Trustee shall make a determination of the current fair market value of all Trust assets. In so doing, the Trustee shall:

            (i) Credit to the Trust all income of the Trust for such year (including dividends on Employer Stock);

            (ii) Charge to the Trust all losses and expenses of the Trust for such year;

            (iii) Credit to the Trust all contributions of the Bank (whether in cash or in kind); and

            (iv) Make a determination as to the current fair market value of all assets of the Trust, including Employer Stock in accordance with
     Section 4.2.

     5.2    TREATMENT OF ENCUMBERED SHARES

     In computing the fair market value of all assets held in the Trust, shares of encumbered Employer Stock (i.e., those shares standing as collateral for a loan or loans described at Section 4.4 above) shall be disregarded.

     5.3    SEPARATE RECORDS OF PARTICIPANTS

     The Trustee shall keep accurate accounts of the respective share of each Participant in the Trust assets. Each account shall separately state the number of shares of Employer Stock allocated to the Participants' accounts each year under Section 5.4. The share of each Participant in the Trust assets as of any date of determination shall be the fair market value of such assets as of the preceding Valuation Date.

     5.4    ALLOCATION AMONG PARTICIPANT ACCOUNTS

     As of each Anniversary Date, the Trustee shall allocate the Banks contribution under Section 3.1 to the Account of each Participant who has completed 1,000 Hours of Service during the Plan Year in the same proportion that each such Participant's Compensation for such year bears to the aggregate of the Compensation of all Participants for such year.

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     (a)    The Account of each Participant will be credited as of each
Anniversary Date with its allocable share(s) of Employer Stock (including fractional shares rounded to the nearest one-hundredth of a share) purchased and paid for by the Plan or contributed in kind by the Bank and with stock dividends on Employer Stock held in such Participant's Account. Employer Stock acquired by the Plan with the proceeds of a loan described in Section 4.4 above will only be allocated to each Participant's Account upon release from encumbrance pursuant to Section 4.5. The Employer Stock received by the Trust during a Plan Year with respect to a contribution by the Bank for the preceding Plan Year shall be allocated to the accounts of Participants as of the Anniversary Date at the end of such preceding Plan Year. Each Participant's Other Contributions Account will be credited as of each Anniversary Date with his or her allocable share of the Bank's contribution that does not consist of Employer Stock, and shall be debited with payments made to pay for Employer Stock, or to repay a loan described in Section 4.4.

     (b) Net income (or loss) of the Trust will be determined annually as of each Anniversary Date. A share thereof will be allocated to each Participant's Account in the ratio in which the balance of his or her Account on the preceding Anniversary Date bears to the sum of the balances for the Accounts of all Participants on that date. The net income (or loss) includes the increase (or decrease) in the fair market value of assets of the Trust (other than Employer Stock), interest, dividends, other income and expenses attributable to assets in the Accounts (other than Employer Stock) since the preceding Anniversary Date. Net income (or loss) does not include the interest paid under any installment contract for the purchase of Employer Stock by the Trust or on any loan used by the Trust to purchase Employer Stock, nor does it include income received by the Trust with respect to Employer Stock acquired with the proceeds of a loan described in Section 4.4 to the extent such income is used to repay the loan.

     (c) Shares of Employer Stock released from encumbrance as a result of dividends paid on Employer Stock will be allocated to each Participant's Account in the ratio of the balance in his or her account on the preceding Anniversary Date to the sum of the balances for the Accounts of all Participants on that date.

     (d) Despite the foregoing, any diversification of investments made pursuant to Section 4.3 shall be deemed an earmarked investment made for such Participant's benefit. Accordingly, all interest and other earnings attributable to such earmarked investments shall be allocated and credited exclusively to the Other Investment Account of the Participant who has made such election. At the time of electing such diversification of investments, the electing Participant's Employer Stock Account shall be reduced by the number of shares of Employer Stock which are equal in value as of the last Valuation Date to the amount of the diversified investments or the amount distributed to the Participant pursuant to Section 4.3.

     (e) The Bank shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts provided for in this Section 5.4.

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     (f)    In the case of a Participant who is entitled to have credited to his or her Account a portion of the Bank's contribution for a Plan Year but whose employment is terminated after the close of such year and before actual contributions have been made to the Trust, the allocations with respect to such contributions shall be made as though such Employee's employment had not terminated.

     5.5    ANNUAL REPORT TO PARTICIPANTS

     As soon as practicable after each Anniversary Date, the Trustee shall prepare a written statement for distribution to each Participant reflecting the number of shares of Employer Stock allocated to such Participant's Account as of the Anniversary Date preceding the most recent Anniversary Date, the additional number of shares of Employer Stock allocated to him or her for the Plan Year ending on the most recent Anniversary Date, and the aggregate number of shares of Employer Stock allocated to date to his or her Account. The written statement shall also indicate the dollar value of the Participant's shares of Employer Stock, based upon the most recent revaluation of the assets of the Trust.

     5.6    VOTING

     The Trustee shall vote all shares of Employer Stock held in the Trust in accordance with the following provisions:

     (a) Shares of Employer Stock which have been allocated to Participants' Accounts shall be voted by the Trustee in accordance with the Participants' written instructions.

     (b) Shares of Employer Stock which have been allocated to Participants' Accounts but for which no written instructions have been received by the Trustee regarding voting shall be voted by the Trustee in a manner calculated to most accurately reflect the instructions the Trustee has received from Participants regarding voting shares of allocated Employer Stock. Shares of unallocated Employer Stock shall also be voted by the Trustee in a manner calculated to most accurately reflect the instructions the Trustee has received from Participants regarding voting shares of allocated Employer Stock. Despite the forgoing, all shares of Employer Stock which have been allocated to Participants' Accounts and for which the Trustee has not timely received written instructions regarding voting and all unallocated shares of Employer Stock must be voted by the Trustee in a manner determined by the Trustee to be solely in the best interests of the Participants and Beneficiaries.

     (c) In the event no shares of Employer Stock have been allocated to Participants' Accounts at the time Employer Stock is to be voted, each Participant shall be deemed to have one share of Employer Stock allocated to his Accounts for the sole purpose of providing the Trustee with voting instructions.

     (d) Whenever voting rights are to be exercised under this Section 5.6, the Bank, the Administrative Committee, and the Trustee shall see that all Participants and Beneficiaries are provided with the same notices and other materials as are provided to

                                        8
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other holders of the Employer Stock, and are provided with adequate opportunity to deliver their instructions to the Trustee regarding the voting of Employer Stock allocated to their Accounts or deemed allocated to their Accounts for purposes of voting. The instructions of the Participants with respect to the voting of shares of Employer Stock shall be confidential.

     (e) In the event of a tender offer, Employer Stock shall be tendered by the Trustee in the same manner set forth in subsection (a) through (d) above regarding the voting of Employer Stock.

     5.7    LIST OF PARTICIPANTS

     On or about each Anniversary Date, the Bank shall deliver to the Trustee a list of all Eligible Employees to whom Compensation was paid or payable for such year, together with a statement of the amount of such Compensation.

     5.8    MAXIMUM ANNUAL ADDITIONS

     Despite the foregoing, the maximum annual additions credited to a Participant's accounts for any limitation year shall equal the lesser of (i) $40,000, as adjusted for increases in the cost of living under Code Section 415(c)(3), or (ii) one hundred percent (100%) of the Participant's 415 Compensation for such limitation year; provided, however, that the 415 Compensation percentage limitation referred to in clause (ii) shall not apply to any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an annual addition, or any amount otherwise treated as an annual addition under Code Section 415(l)(1).

     (a) For purposes of applying the limitations of Code Section 415, "annual additions" means the sum credited to a Participant's accounts for any limitation year of:

            (i)    Employer contributions,

            (ii)   Employee contributions,

            (iii)  Forfeitures,

            (iv) Amounts allocated to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Bank or any Affiliated Employer, and

            (v) Amounts derived from contributions paid or accrued, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code
                   Section 419A(d)(3) ) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Bank or any Affiliated Employer.

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     (b)    For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an annual addition. In addition, the following are not employee contributions: (i) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3), (ii) repayments of loans made to a Participant from the Plan, (iii) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs), (iv) repayments of distributions received by an employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions), and
(v) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

     (c) For purposes of applying the limitations of Code Section 415, 415 Compensation shall include the Participant's wages, salaries, fees for professional services and other amounts for personal services actually rendered in the course of employment with an employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses and in the case of a Participant who is an employee within the meaning of Code Section 401(c)(1) and the accompanying Regulation, the Participant's earned income (as described in Code Section 401(c)(2) and the accompanying Regulation) paid during the limitation year and including any elective deferrals (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Bank or any Bank or any Affiliated Employer at the election of the employee and which is not currently includible in the gross income of the Employee by reason of Code Sections 125, 132(f) or 457.

     (d) "415 Compensation" shall exclude (i) any distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed except any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includable in the gross income of the Employee; (ii) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (iv) other amounts which receive special tax benefits, such premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Bank any Affiliated Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code
Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

     (e) For purposes of applying the limitations of Code Section 415, the limitation year shall be the Calendar Year.

     (f)    The dollar limitation under Code Section 415(b)(1)(A) stated in this
Section 5.8 shall be adjusted annually as provided in Code Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January l of each calendar year and is applicable to limitation years ending with or within those calendar years.

     (g) For the purpose of this Section 5.8, all qualified defined benefit plans (whether or not terminated) every maintained by the Bank shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether or not terminated) every maintained by the Bank shall be treated as one defined contribution plan.

     (h) For the purpose of this Section 5.8, if the Bank is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and Code Section 414(c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such employers shall be considered to be employed by a single employer.

     (i) If a Participant participates in more than one defined contribution plan maintained by the Bank or any Affiliated Employer which have different Anniversary Dates, the maximum annual additions under the Plan shall equal the maximum annual additions for the limitation year minus any annual additions previously credited to such Participant's accounts during the limitation year.

     (j) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code
Section 412 maintained by the Bank or any Affiliated Employer which have the same Anniversary Date, annual additions will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting annual additions to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

     (k) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Bank or any Affiliated Employer which have the same Anniversary Date, the maximum annual additions under this Plan shall equal the product of (A) the maximum annual additions for the limitation year minus any annual additions previously credited multiplied by
(B) a fraction (i) the numerator of which is the annual additions that would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such annual additions for all plans described in this Section 5.8.

     (l) Despite any contrary provision of this Section 5.8, the limitations, adjustments and other requirements prescribed in this Section 5.8 shall at all times comply with the provisions of Code Section 415 and the Regulation thereunder, the terms of which are specifically incorporated herein by reference.

     5.9    ADJUSTMENT FOR EXCESSIVE ADDITIONS

     If, as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation or other facts and circumstances to which Regulation Section 1.415-6(b)(6) shall be applicable, the annual additions under the Plan would cause the maximum annual additions to be exceeded for any Participant, the Administrative Committee shall (i) return any voluntary Employee contributions credited for the limitation year to the extent that the return would reduce the excess amount in the Participant's Account, (ii) hold any excess amount remaining after the return of any voluntary Employee contributions in a Code Section 415 suspense account (as defined in Section 5.9(b)), (iii) allocate and reallocate the Code
Section 415 suspense account in the next limitation year (and succeeding limitation years if necessary) to all Participants in the Plan before any employer or employee contributions which would constitute annual additions are made to the Plan for such limitation year, and (iv) reduce contributions to the Plan for such limitation year by the amount of the Code Section 415 suspense account allocated and reallocated during such limitation year.

     (a) The excess amount for any Participant for a limitation year shall mean the excess, if any, of (i) the annual additions that would be credited to his or her account under the terms of the Plan without regard to the limitations of Code Section 415 over (ii) the maximum annual additions determined pursuant to Section 5.8.

     (b) For purposes of this Section 5.9, " Code Section 415 suspense account" means an unallocated account equal to the sum of excess amounts for all Participants in the Plan during the limitation year. The Code Section 415 suspense account shall not share in any earnings or losses of the Fund.

     (c) The Plan may not distribute excess amounts, other than voluntary Employee contributions, to Participants or Former Participants.

                                   VI. VESTING

     6.1    VESTING

     In the event of termination or severance of a Participant's employment, the Trustee shall determine the vested portion of the Participant's Account as of the immediately preceding Valuation Date in accordance with the following schedule:

                  YEARS OF SERVICE         VESTED PORTION
                  ----------------         --------------
                  Less than One Year       0%

                  One Year                 20%

                  Two Years                40%

                  Three Years              60%

                  Four Years               80%

                  Five Years               100%

     6.2    FORFEITURES

     Any amount not vested under the foregoing vesting schedule shall become a Forfeiture. As of each Anniversary Date, any amounts which became Forfeitures since the last Anniversary Date shall first be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with this Section 6.2. The remaining Forfeitures, if any, shall be added to the Bank's discretionary contribution pursuant to Section 3.1 and for the Plan Year in which such Forfeitures occur allocated among the Accounts of Participants in the same manner as the Bank's discretionary contribution for the current year. Despite the forgoing, if the allocation of Forfeitures causes the annual addition (as defined in Section 5.8) to any Participant's Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section 5.9, except that Participants who perform less than a Year of Service during any Plan Year or are not employed on the last day of the Plan Year shall not share in Forfeitures for that year.

     (a) The computation of a Participant's non-forfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. A Participant with at least three (3) Years of Service as of the election period may elect to have his or her non-forfeitable percentage computed under the Plan without regard to such new vesting schedule.

     (b) For purposes of applying this schedule to any Participant who has incurred five (5) consecutive One-Year Breaks in Service, Years of Service after such period shall not be taken into account for determining the non-forfeitable percentage of his or her Account accrued before such period began.

     (c) If any former Participant shall be reemployed by the Bank before a One-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

     (d) If any former Participant shall be reemployed by the Bank before five (5) consecutive One-Year Breaks in Service, and such former Participant had received a distribution of his or her entire vested interest prior to his or her reemployment, his or her forfeited Account shall be reinstated only if he or she repays the full amount distributed before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Bank or the close of the first period of five (5) consecutive One-Year Breaks in Service commencing after distribution. If a distribution occurs for any reason other than a separation from service, the time for repayment may not end earlier than five (5) years after the date of separation. If the former Participant does repay the full amount distributed to him or her, the undistributed portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date or other valuation date first preceding his or her termination.

     (e) If any Former Participant is reemployed after a One-Year Break in Service, Years of Service shall include Years of Service prior to his or her One-Year Break in Service subject to the following rules:

            (i) If a Former Participant has a One- Year Break in Service, his or her pre-Break and post-Break Service shall be used for computing Years of Service for vesting purposes only after he or she has been employed for one (1) Year of Service following the date of his reemployment with the Bank;

            (ii) Any Former Participant who under the Plan does not have a non- forfeitable right to any interest in the Plan resulting from Bank contributions shall lose credits otherwise allowable under clause (i) if his or her consecutive One-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of his or her pre-Break Years of Service; and

            (iii) After five (5) consecutive One-Year Breaks in Service, a Former Participant's vested Account balance attributable to pre-Break Service shall not be increased as a result of post-Break Service.

     6.3    NORMAL RETIREMENT AGE, ETC

     Despite the provisions of this Article VI, if a Participant's services are terminated (i) upon or after he or she attains age 65, or (ii) on account of disability determined by competent medical authority acceptable to the Administrative Committee, or (iii) by his or her death, then the forfeiture provisions contained in Section 6.2 shall not apply.

                               VII. DISTRIBUTIONS

     7.1    FORM OF DISTRIBUTION

     Distribution of benefits will be made entirely in whole shares of Employer Stock except that the value of any fractional share and any portion of the Participant's Other Investment Account which has been diversified in accordance with Section 4.3 will be paid in cash. Any non-diversified balance in a Participant's account not invested in Employer Stock will be used to acquire for distribution to such Participant the maximum number of whole shares of Employer Stock at the then fair market value, and any unexpended balance will be distributed to such Participant in cash. In lieu of distributing Employer Stock to a Participant, at the direction of the Bank, the Trustee may distribute all or a portion of a Participant's benefit in cash. Prior to commencing such a cash distribution, the Trustee shall notify the Participant, or his Beneficiary, in writing that he has the right to demand in writing that his benefits be distributed in the form of Employer Stock. Such right shall expire thirty (30) days after the receipt of such notice by the Participant or his Beneficiary.

     7.2    TIMING OF DISTRIBUTION OF BENEFITS

     Distributions of a Participant's account balance (whether in the form of Employer Stock and/or cash) shall be made as follows:

     (a) If the Participant's vested interest in the Plan does not exceed One Thousand Dollars ($1,000), the entire vested benefit shall be distributed to the Participant in a lump sum payment prior to the Second Anniversary Date following his or her termination of employment. The determination of whether the Participant's vested interest in the Plan exceeds One Thousand Dollars ($1,000) shall be made by including that portion of his or her Account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(a)(ii), and
457(e)(16).

     (b) If the Participant's vested interest in the Plan exceeds One Thousand Dollars ($1,000) but is less than Ten Thousand Dollars ($10,000), then, with the consent of the Participant, the entire vested benefit shall be distributed to the Participant in a lump sum payment prior to the Second Anniversary Date following his or her termination of employment. If a Participant does not consent to such a distribution, then his or her vested interest shall be distributed to the Participant in a lump sum payment prior to the Anniversary Date ending the Plan Year in which the Participant attains the Normal Retirement Age.

     (c) If the Participant's vested interest in the Plan is Ten Thousand Dollars ($10,000) or more, then, with the consent of the Participant, the entire vested benefit shall be distributed as follows:

            (i) If the Participant terminates employment after attainment of age 65, or because of Disability or death, payments will commence no later than the Anniversary Date ending the Plan Year which follows the Plan Year in which the Participant's employment was terminated. Payments will be made in substantially equal annual installments over a five-year period.

            (ii) If the Participant terminates employment for any other reason, payments will commence no later than the Anniversary Date ending the fifth Plan Year following the Plan Year in which the Participant's employment was terminated. Payments will be made in substantially equal annual installments over a five-year period.

     (d) If a Participant does not consent to the distributions as provided in Section 7.2(c) above, then the Participant's vested interest in the Plan shall be distributed in five substantially equal annual installments commencing no later than the Anniversary Date ending the Plan Year following the Plan Year in which the Participant attains the Normal Retirement Age.

     (e)    Despite the foregoing:

            (i) If the Participant's vested interest in the Plan is more than Eight Hundred Eighty Five Thousand Dollars ($885,000) (in
                   2006), the five-year distribution period referred to in
                   Section 7.2(c) shall be extended one additional year (but not more than five additional years) for each One Hundred Seventy Five Thousand Dollars ($175,000) or fraction thereof by which his or her vested interest exceeds Eight Hundred Eighty Five Thousand Dollars ($850,000). These dollar amounts shall be adjusted at the same time and in the same manner as provided in Code Section 415(d) .

            (ii) The Bank may modify distribution options in a nondiscriminatory manner as provided in Code Section 411(d)(6)(C) .

            (iii) The distribution of that portion of a Participant's Account that is attributable to Employer Stock acquired with the proceeds of a loan described in Section 4.4 may be delayed until the close of the Plan Year in which such loan is repaid in full.

     7.3    DEATH BENEFITS; DESIGNATION OF BENEFICIARY

     At any time and from time to time, each Participant and each Beneficiary shall have the right to designate the person who shall receive the amount payable under this Plan on his or her death, and to revoke such designation, as limited by this Section 7.3.

     (a) Each designation shall be evidenced by a written instrument filed with the Trustee, signed by the Participant or Beneficiary. If no such designation is on file with the Trustee at the time of the death of the Participant or Beneficiary, or if the designation is not effective for the any of the reasons stated in this Section or any other reasons, then the person conclusively deemed to be the person so designated as Beneficiary shall be (i) the surviving spouse of the Participant or Beneficiary or (ii) if the Participant or Beneficiary has no surviving spouse, the estate of such Participant or Beneficiary. The Beneficiary of the death benefit payable pursuant to this Section 7.3 shall be the Participant's spouse. A Participant may designate a Beneficiary other than his spouse if:

            (i) The spouse has waived the right to be the Participant's Beneficiary,

            (ii) The Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) ("QDRO") that provides otherwise),

            (iii)  The Participant has no spouse, or

            (iv)   The spouse cannot be located.

     (b) A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Committee. However, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to specific Beneficiary and that the spouse voluntarily elected to relinquish such right. If no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate. Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific non-spouse Beneficiary.

     7.4    BANK CERTIFICATION

     The Bank shall certify to the Administrative Committee and the Trustee, in the event of termination of the employment of any Participant, as to the date of such termination.

     7.5    MINIMUM DISTRIBUTION REQUIREMENTS

     The requirements of this Section 7.5 and the following Sections 7.6 through
7.9 take precedence over any inconsistent provisions of the Plan. All distributions required under this Sections 7.6 through 7.9 will be determined and made in accordance with the Regulations Section 1.401(a)(9).

     7.6    TIME AND MANNER OF MINIMUM REQUIRED DISTRIBUTIONS

     (a)    Required Beginning Date.

     The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

     (b)    Death of Participant Before Distributions Begin.

     If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

            (i) If the Participant's surviving spouse is the Participant's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2 , if later.

            (ii) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

            (iii) If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

            (iv) If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 7.6(b), other than
                   Section 7.6(b)(i), will apply as if the surviving spouse were the Participant.

     For purposes of Sections 7.6(a) and (b), unless Section 7.6(b)(iv) applies, distributions are considered to begin on the Participant's required beginning date. If Section 7.6(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 7.6(b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse) before the date distributions are required to begin to the surviving spouse under subsection (b)(i), the date distributions are considered to begin is the date distributions actually commence.

     (c)    Forms of Distribution.

     Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with Sections 7.7 and 7.8. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and applicable Regulations.

     7.7    REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT'S LIFETIME

     (a) During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

            (i) the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Regulation Section 1.401(a)(9)-9, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

            (ii) if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Regulation Section 1.401(a)(9)-9, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

     (b) Required minimum distributions will be determined beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

     7.8    REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT'S DEATH

     (a)    Death On or After Date Distributions Begin.

            (i) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

                         (A) The Participant's remaining life expectancy is
                   calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                         (B) If the Participant's surviving spouse is the
                   Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                         (C) If the Participant's surviving spouse is not the
                   Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

            (ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

     (b)    Death Before Date Distributions Begin.

            (i) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in Section 7.8(a).

            (ii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

            (iii) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 7.8(a)(i)(B), this Section 7.8(b)(iii) will apply as if the surviving spouse were the Participant.

     7.9    DEFINITIONS

     The following definitions shall apply for purposes of Sections 7.6 through 7.8.

            (a) Designated beneficiary. The individual who is designated as the beneficiary under Section 7.3 of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Regulations Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

            (b) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 7.6(b). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

            (c) Life expectancy. Life expectancy as computed by use of the Single Life Table in Regulation Section 1.401(a)(9)-9.

            (d) Participant's account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

            (e) Required beginning date. For a Participant who is not a five percent (5%) owner, the required beginning date is the April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70-1/2, or (ii) the calendar year in which the Participant retires. The required beginning date for a Participant who is a five percent (5%) owner (as defined in Code
            Section 416(i)) is April 1 of the calendar year following the calendar year in which the Participant attains age 70- 1/2.

     7.10   DISTRIBUTION FOR MINOR BENEFICIARY

     If a distribution is to be made to a minor, then the Administrative Committee may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his or her residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act, if permitted by the laws of the state in which the Beneficiary resides. A payment to the legal guardian, custodian or parent of a minor Beneficiary under this Section 7.10 shall fully discharge the Trustee, the Bank, and the Plan from further liability on account thereof.

     7.11   LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

     If all, or any portion, of the distribution payable to a Participant or Beneficiary under this Plan shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrative Committee, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. If a Participant or Beneficiary is located subsequent to his or her benefit being reallocated under this Section 7.11, the forfeited benefit shall be restored.

     7.12   LIMITATIONS ON BENEFITS AND DISTRIBUTIONS.

     All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any alternate payee under a QDRO. Furthermore, a distribution to an alternate payee shall be permitted if such distribution is authorized by a QDRO, even if the affected Participant has not reached the earliest retirement age under the Plan. For the purposes of this
Section 7.12, "alternate payee," "QDRO" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

     7.13   DIRECT ROLLOVERS

     Despite any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article VII, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section 7.13, the following definitions shall apply:

     (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b) , an annuity plan described in Code Section 401(a)(3), an annuity contract described in Code Section 403(b), a qualified trust described in Code Section 401(a), or an eligible plan under Code Section 457(b) which is maintained by state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

     (c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a QDRO are distributees with regard to the interest of the spouse or former spouse.

     (d) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

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                            VIII. TRUST AND TRUSTEES

     8.1    TRUST AND TRUSTEE

     (a) There is hereby established a trust for sole purpose of holding and investing the Fund in accordance with the requirements of ERISA Section 403(a) and the terms of this instrument. The trust shall consist of contributions under this Plan, as adjusted for interest, gains and losses, less payments to Participants. By executing this instrument, the Trustee hereby accepts appointment as such and agrees to carry out its duties and obligations under this Plan.

     (b) The Trustee shall discharge its duties hereunder solely in the interest of the Participants and their Beneficiaries, and for the exclusive purpose of providing benefits to Participants and Beneficiaries and Defraying reasonable expenses of administering the Plans, (ii) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, (iii) in accordance with the documents and instruments governing the Plan unless, in the good faith judgment of the Trustee, the documents and instruments are not consistent with the provisions of ERISA, and (iv) in a manner that does not constitute a non-exempt prohibited transaction under Code Section 4975 of the Code or ERISA Sections 406 or 407.

     8.2    GENERAL POWERS

     The Trustee shall have the following powers, rights and duties with respect to the Fund in addition to those provided elsewhere in this instrument or by law.

     (a) To receive and to hold all contributions paid to it under the Plan; provided, however, that the Trustee shall have no duty to require any contributions to be made to it, or to determine that the contributions received by it comply with the provisions of the Plan or with any resolution of the Board of Directors providing for such contribution.

     (b) To retain in cash (pending investment, reinvestment or the distribution of dividends) such reasonable amount as may be required for the proper administration of the Trust and to invest such cash as provided in
Article IV.

     (c) As directed by the Administrative Committee, to make distributions from the Fund to such persons or trusts, in such manner, at such times and in such forms as directed without inquiring as to, whether a payee is entitled to the payment, or as to whether a payment is proper, and without liability for a payment made in good faith without actual notice or knowledge of the changed condition or status of the payee. If any payment of benefits directed to be made from the Fund by the Trustee is not claimed, the Trustee shall notify the Administrative Committee of that fact promptly. The Administrative Committee shall make a diligent effort to ascertain the whereabouts of the payee or distributee of benefits returned unclaimed. The Trustee shall dispose of such payments as the Administrative Committee shall direct. The Trustee shall have no obligation to search for or ascertain the whereabouts of any payee or distributee of benefits from the Fund.

     (d) To vote or exercise other rights with respect to any Employer Stock in the Fund at its discretion, except to the extent provided in the Plan, and to vote or exercise other rights with regard to any other stocks, bonds or other securities held in the Trust, or otherwise consent to or request any action on the part of the issuer in person, by proxy or power of attorney.

     (e) To contract or otherwise enter into transactions between the Trust and the Bank or any Bank shareholder or other person, for the purpose of acquiring, selling, or exchanging Employer Stock and, to retain in the Fund any Employer Stock so acquired.

     (f) To compromise, contest, arbitrate, settle or abandon claims and demands by or against the Fund.

     (g) To begin, maintain or defend any litigation necessary in connection with the investment, reinvestment and administration of the Trust.

     (h) To report to the Bank as of the last day of each Plan Year or at such other times as may be required under the Plan, the then current fair market value of all property held in the Fund, reduced by any liabilities other than liabilities to Participants, as determined by the Trustee.

     (i) To furnish to the Bank such other information as the Trustee may possess, which the Administrative Committee requires in order to comply with the reporting and disclosure requirements of ERISA. The Trustee shall keep accurate accounts of all investments, earnings thereon. All accounts, books and records related to such investments shall be open to inspection by any person designated from time-to-time by the Bank or the Administrative Committee. All accounts of the Trustee shall be kept on an accrual basis. The Bank may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within one hundred twenty (120) days from the date upon which the accounting was delivered to the Bank. Upon the receipt of a written approval of the accounting, or upon the passage, of the period of time within which objection may be filed without written objections having been delivered to the Trustee, such accounting shall be deemed to be approved, and the Trustee shall be released and discharged as to all items, matters and things set forth in such account as fully as if such accounting had been settled and allowed by decree, of a court of competent jurisdiction in an action or proceeding in which the Trustee, the Bank and all persons having or claiming to have any interest in the Fund or under the Plan were parties.

     (j) As directed by the Administrative Committee, to pay any estate, inheritance, income or other tax, charge or assessment attributable to any benefit which it shall or may be required to pay out of such benefit; and to require before making any payment such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee shall deem necessary for its protection.

     (k) To employ and to reasonably rely upon information and advice furnished by agents, attorneys, appraisers, accountants or other persons of its choice for such purposes as the Trustee considers necessary for the proper administration of the Trust.

     (l) To assume, until advised to the contrary, that the Trust established and maintained under this Article VIII is qualified under Code Section 401(a) and is entitled to tax-exempt status under Code Section 501(a).

     (m) To invest and reinvest the assets of the Fund in personal property of any kind, including, but not limited to bonds, notes, debentures, mortgages, equipment trust certificates, investment trust certificates, guaranteed investment contracts, preferred or common stock, and registered investment companies.

     (n) To exercise any options, subscription rights and other privileges with respect to Trust assets.

     (o) To register ownership of any securities or other property held by it in its own name or in the name of a nominee, with or without the addition of words indicating that such securities are held in a fiduciary capacity, and may hold any securities in bearer form, but the books and records of the Trustee shall at all times reflect that all such investments are part of the Trust.

     (p) To borrow such sum or sums from time to time as the Trustee considers necessary or desirable and in the best interest of the Fund, and for that purpose to mortgage or pledge any part of the Fund.

     (q)    To deposit securities with a clearing corporation as defined in
Article 8 of the Uniform Commercial Code. The certificates representing securities, including those in bearer form, may be held in bulk form with, and may be merged into, certificates of the same class of the same issuer which constitute assets of other accounts or owners, without certification as to the ownership attached. Utilization of a book-entry system may be made for the transfer or pledge of securities held by the Trustee or by a clearing corporation. The Trustee shall at all times, however, maintain a separate and distinct record of the securities owned by the Trust.

     (r) To participate in and use the Federal Book-Entry Account System, a service provided by the Federal Reserve Bank for its member banks for deposit of Treasury securities.

     (s) To perform any and all other acts which are necessary or appropriate for the proper management, investment and distribution of the Fund.

     8.3    RESPONSIBILITY OF TRUSTEE.

     The Trustee shall not be responsible in any way for the adequacy of the Fund to meet and discharge any or all liabilities under the Plan or for the proper application of distributions made or other action taken upon the direction of the Administrative Committee.

     8.4    COMPENSATION AND EXPENSES.

     The Trustee shall be entitled to reasonable compensation for services, as agreed to between the Bank and the Trustee from time to time in writing and to reimbursement of all reasonable expenses incurred by it in the administration of the Trust. The Trustee is authorized to pay from the Fund all expenses of administering the Plan and Trust, including its compensation, compensation to any agents employed by the Trustee and any accounting, legal and valuation expenses, to the extent they are not paid directly by the Bank or any Affiliated Employers. The Trustee shall be fully protected in making payments of administrative expenses pursuant to the written directions of the Administrative Committee.

     8.5    CONTINUATION OF POWERS UPON TRUST TERMINATION.

     Upon termination of the Trust, the powers, rights and duties of the Trustee hereunder shall continue until all Fund assets have been liquidated.

     8.6    RESIGNATION.

     The Trustee may resign at any time by giving thirty (30) days' advance written notice to the Bank and the Administrative Committee.

     8.7    REMOVAL OF THE TRUSTEE.

     The Bank may remove the Trustee for any reason or for no reason by giving thirty (30) days advance written notice to the Trustee, subject to providing the removed Trustee with satisfactory written evidence of the appointment of a successor Trustee and of the successor Trustee's acceptance of the trusteeship.

     8.8    DUTIES OF RESIGNING OR REMOVED TRUSTEE AND OF SUCCESSOR TRUSTEE.

     If the Trustee resigns or is removed, the Trustee shall promptly transfer and deliver the assets of the Fund to the successor Trustee(s). Within 120 days, the resigned or removed Trustee shall furnish to the Bank and the successor Trustees) an account of its administration of the Trust from the date of its last account. Each successor Trustee shall succeed to the title to the Fund vested in its predecessor without the signing or filing of any further instrument, but any resigning or removed Trustee shall execute all documents and do all acts necessary to vest such title or record in any successor Trustee. Each successor shall have all the powers, rights and duties conferred by this Trust as if originally named Trustee. No successor Trustee shall be personally liable for any act or failure to act of a predecessor Trustee. With the approval of the Administrative Committee, a successor Trustee may accept the account rendered and the property delivered to it by its predecessor Trustee as a full and complete discharge to the predecessor Trustee without incurring any liability or responsibility for so doing.

     8.9    FILLING TRUSTEE VACANCY.

     The Bank may fill a vacancy in the office of Trustee as soon as practicable by a writing filed with the person or entity appointed to fill the vacancy.

     8.10   DISAGREEMENT AS TO ACTS.

     If there is a disagreement between the Trustee and anyone as to any act or transaction reported in any accounting, the Trustee shall have the right to have its account settled by a court of competent jurisdiction.

     8.11   PERSONS DEALING WITH TRUSTEE.

     No person dealing with the Trustee shall be required to see to the application of any money paid or property delivered to the Trustee, or to determine whether or not the Trustee is acting pursuant to any authority granted to it under or the Plan.

     8.12   MULTIPLE TRUSTEES.

     In the event that more than one person shall serve as co-trustees hereunder, then the action of a majority of the co-trustees serving at any time shall be deemed to be the action of the Trustee.

     8.13   DEALINGS WITH THE ADMINISTRATIVE COMMITTEE

     The Administrative Committee may authorize one or more individuals to sign all communications between the Administrative Committee and Trustee and shall at all times keep the Trustee advised of the names of the members of the Administrative Committee and the individuals authorized to sign on behalf of the Administrative Committee. With the Trustee's prior written consent, the Administrative Committee may authorize the Trustee to act, without specific directions or other directions or instructions from the Administrative Committee, on any matter or class of matters with respect to which directions or, instructions from the Administrative Committee may be required. The Trustee shall be fully protected in relying on any communication sent by any authorized person and shall not be required to verify the accuracy or validity of any signature unless the Trustee has reasonable ground to doubt the authenticity of any signature. If the Trustee requests any directions hereunder with respect to a matter that is not within the Trustee's sole discretion and does not receive them, the Trustee shall act or refrain from acting, as it may determine, with no liability for such action or inaction. If at any time person(s) serving as members of the Administrative Committee and person(s) serving as the Trustee are the same, then there shall be no need for written instructions from the Administrative Committee to the Trustee, and all actions taken by the Trustee shall be deemed to have been properly authorized by the Administrative Committee.

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                                  IX. DIVIDENDS

     9.1    PAYMENT OF DIVIDENDS.

     All dividends paid with respect to Employer Stock owned by the Trust shall, in the discretion of the Bank:

     (i)    Be retained by the Trustee and added to the corpus of the Trust,

     (ii)   Be paid in cash directly to the Participants,

     (iii) Be paid to the Trustee and distributed in cash to the Participants not later than ninety (90) days after the close of the Plan Year in which the dividend was paid, or

     (iv) Be used to repay a loan described in Section 4.4, the proceeds of which were used to acquire the Employer Stock with respect to which the dividend was paid.

     9.2    ALLOCATION OF DIVIDENDS.

     In the event of a distribution or payment of dividends to the Participants, each Participant shall receive that portion of dividends paid in the ratio in which the balance of his or her Account on the preceding Anniversary Date bears to the sum of the balances for the Accounts of all Participants on that date. In the event the Trustee uses dividends paid on Employer Stock to repay a loan described in Section 4.4, then for that Plan Year, Employer Stock must be allocated to each Participant's account that has a fair market value of not less than the amount of such dividend that would otherwise have been allocated to that Participant if the dividend had been distributed to the Participants. If a Participant is prohibited from having certain Employer Stock allocated to his Account because of Code Section 409(n), then the Trustee shall pay directly to such Participant his proportionate share of the dividend in cash rather than applying said dividend to the repayment of a loan described in Section 4.4.

                                 X. PUT OPTIONS

     10.1   APPLICATION

     The provisions of this Article apply only if (i) the Employer Stock is not, or ceases to be, traded on an established securities market or (ii) is subject to a restriction under any Federal or state securities law, or regulation thereunder, which would make the security not as freely tradable as one not subject to such restriction.

     10.2   PUT OPTION

     Upon the distribution of shares of Employer Stock to a Participant, the distributee shall have the right to require the Bank to purchase such shares, at their then fair market value (herein referred to as the "put option"), in accordance with the following terms and conditions:

     (a) The put option must be exercised only by the Participant, or by the Participant's donees, or by a person (including an estate or its distributee) to whom the shares pass by reason of a Participant's death. For this purpose, "Participant" shall mean a Participant in the Plan and Trust, and any Beneficiary of such Participant.

     (b) Although the put option is binding upon the Bank, and not upon the Plan and Trust, the Plan and Trust shall retain the option to assume the rights and obligations of the Bank at the time of exercise of the put option.

     (c) If it is known at the time that a loan is made to the Trust for the purpose of the acquisition of Employer Stock, that Federal or state law will be violated by the Bank's honoring of the put option, the Employer Stock involved may be put (in a manner consistent with such law) to a third party (e.g., an affiliate of the Bank or a shareholder other than the Plan and Trust) that has substantial net worth at the time the loan is made, and whose net worth is reasonably expected to remain substantial.

     (d) The put option is exercisable during the period of fifteen (15) months which begins on the date the Employer Stock is distributed to the Participant by the Plan and Trust, and must be exercised (if at all) by written notification to the Bank.

     (e) The price to be paid by the Bank upon exercise of the put option shall be the then fair market value of the shares, determined by the Trustee as of the Valuation Date coinciding with or immediately preceding the date of distribution; provided, however, that if the fair market value of shares of Employer Stock is determined after such Valuation Date but prior to the date of distribution of the shares, the fair market value as determined as of the more recent valuation shall control. For this purpose, fair market value shall be determined in accordance with the provisions of Section 4.2, respecting the valuation of shares of Employer Stock held in the Trust.

     (f) If the balance to the credit of a Participant's account is distributed within one (1) taxable year, the purchase price for the shares of Employer Stock shall be paid in substantially equal annual, quarterly or monthly payments over a period beginning not later than thirty (30) days after the exercise of the put option and not exceeding five (5) years. Interest on the unpaid balance shall accrue and shall be paid with each payment of principal, at a reasonable rate of interest. Adequate security shall be provided for the obligations. If a Participant's account balance is distributed to him or her in installments, the purchase price for the shares of Employer Stock shall be paid in cash no later than thirty (30) days after the exercise of the put option.

     (g) The terms of the put option and the administration of the Employer Stock purchase provisions of this Plan and Trust shall be conducted according to a uniform, nondiscriminatory policy established by the Bank with respect to Participants similarly situated.

                           XI. RIGHT OF FIRST REFUSAL

     11.1   APPLICATION

     The provision of Sections 11.2 and 11.3 below apply only if the Employer Stock is not, or ceases to be, traded on an established securities market.

     11.2   RIGHT OF FIRST REFUSAL

     Any Participant or transferee who desires to transfer (whether by sale, gift or bequest) any shares of Employer Stock shall first offer in writing such shares for sale to the Bank at the same price and upon the same terms offered to such shareholder by a bona fide prospective purchaser of such shares. In the case of gifts or bequests, such shares shall first be offered for sale to the Bank at the fair market value of shares as determined under Section 4.2. Such written offer must be presented to the Bank and the option periods set forth below must have expired prior to the making of any gift or prior to the transfer out of a Participant's or transferee's estate. The Bank shall have the option for seven (7) days after the later of (i) the death of the Participant or transferee, or (ii) the Bank's receipt of such written offer, to accept such offer. If, within such seven-day period, the Bank fails to accept such offer in its entirety, its option hereunder as to such offer shall terminate. Thereupon, immediately following the termination of said offer as to the Bank, the said same offer shall be deemed without further writing to have been renewed and reinstated as to the Trust, and the Trust shall have the option for three (3) days after the termination of the Bank's option to purchase such part or all of the stock which the offering shareholder desires to transfer. If the option is not exercised within the seven (7)-day period, then the shareholder so desiring to transfer part or all of his or her Employer Stock shall have the right for a period ending on the thirtieth (30th) day after the expiration of the aforesaid seven (7)-day period, to transfer such stock to, and only to, the donee or beneficiary or in the case of a sale, to the aforesaid bona fide prospective purchaser in the same quantity, at the same price, and upon the same terms as were offered to the Bank and/or the Trust. In the case of gifts or bequests, if the option is not exercised by the Bank or the Trustee then such shares may be transferred to the donees, legatees or heirs of the transferor. In case of any transfer by reason of gift or death under this Section 11.2, the legatees, heirs, next of kin, donees or other transferees shall receive and hold such stock subject to the restrictions on encumbrance and disposition set forth in this Article XI.

     11.3   ENDORSEMENT OF CERTIFICATES

     Prior to the distribution of any shares of Employer Stock to a Participant, the Trustee shall have the Bank endorse such shares as follows:

     "The shares represented by this certificate are subject to a Right of First Refusal as set forth in Section 11.2 of the Hampden Bank Employee Stock Ownership Plan and Trust, as amended from time to time, restricting the free transferability of said shares. The Bank will mail to the holder of this certificate, without charge, a copy of the terms of such Right of First Refusal within five (5) days after receiving a written request therefor."

                          XII. ADMINISTRATIVE COMMITTEE

     12.1   STATUS

     The Administrative Committee (i) is a "named fiduciary" for purposes of ERISA Section 402(a)(1) with authority to control and manage the operation and administration of the Plan, (ii) is responsible for complying with all of the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA, and (iii) has the power and authority in its sole, absolute and uncontrolled discretion to control or manage the operation and administration of the Plan, including all powers necessary to accomplish these purposes. The Administrative Committee will not, however, have any authority over the investment of assets of the Trust in its capacity as such.

     12.2   POWERS

     The Administrative Committee has full discretionary power to administer the Plan in all of its details in accordance with the requirements of ERISA and other applicable laws. For this purpose the Administrative Committee's discretionary powers include, but are not be limited to, the following:

            (i) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan or required to comply with applicable law;

            (ii)   To interpret the Plan;

            (iii) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

            (iv) To compute the amounts to be distributed under the Plan, and to determine the person or persons to whom such amounts will be distributed;

            (v)    To authorize the payment of distributions;

            (vi) To keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under other federal, state or local law and regulations;

            (vii) To allocate and delegate its ministerial duties and responsibilities and to appoint such agents, counsel, accountants and consultants as may be required or desired to assist in administering the Plan; and

            (viii) By written instrument, to allocate and delegate its fiduciary responsibilities in accordance with ERISA Section 405.

     12.3   DUTIES

     The Administrative Committee shall decide any disputes which may arise relative to the rights of Participants and/or Employees, past and present, and their Beneficiaries, under the terms of this Plan, shall give instructions and directions to the Trustee as necessary and, in general, shall direct the administration of the Plan; provided that the Administrative Committee may not, through interpretation of or action under the Plan (including amendment or termination under Article XIII), increase the burden imposed upon the Trustee without the Trustee's consent. The Administrative Committee shall keep records containing all relevant data pertaining to any person affected hereby and his rights under the Plan and shall ascertain that such person receives the benefits to which he or she is entitled. No member of the Administrative Committee shall have any right to vote or decide upon any matter relating solely to himself or any of his rights or benefits under this Plan.

     (a) The Administrative Committee shall establish accounting procedures for the purpose of making the allocations, valuations, and adjustments to both the Account and Employer Stock Account of each Participant and it shall maintain adequate records of the cost basis of Employer Stock allocated to each Participant's Employer Stock Account.

     (b) The Administrative Committee shall determine the eligibility of Participants, according to the provision of this Plan, from the information furnished to it by the Bank.

     (c) Wherever, under the provisions of this Plan, discretion is granted to the Administrative Committee which affects the benefits, rights and privileges of Participants, such discretion shall be exercised uniformly so that all Participants similarly situated shall be similarly treated.

     12.4   EFFECT OF INTERPRETATION OR DETERMINATION

     Any interpretation of the Plan or other determination with respect to the Plan by the Administrative Committee will be final, conclusive and binding on all persons in the absence of clear and convincing evidence that the committee acted arbitrarily and capriciously.

     12.5   RELIANCE ON TABLES, ETC.

     In administering the Plan, the Administrative Committee is entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any accountant, trustee, counsel or other expert who is employed or engaged by the Administrative Committee or by the Bank on the committee's behalf.

     12.6   CLAIMS AND REVIEW PROCEDURES.

     The following claims procedure is intend to conform the requirements of ERISA Section 503.

     (a) If any person believes he or she is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrative Committee . If any such claim is wholly or partially denied, the Administrative Committee will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary and
(iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Administrative Committee (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90 day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his or her claim.

     (a) Within 60 days after the date on which a person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his or her duly authorized representative) may (a) file a written request with the Administrative Committee for a review of his or her denied claim by the Administrative Committee, (b) submit written issues and comments to the Administrative Committee and (c) review pertinent documents. The Administrative Committee will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrative Committee (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrative Committee to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60 day period). If the decision on review is not made within such period, the claim will be considered denied.

     12.7   INDEMNIFICATION

     The Bank agrees to indemnify and defend to the fullest extent of the law any Employee, officer or director of the Bank (i) who serves or has served on the Administrative Committee, (ii) who assists the Administrative Committee in administering the Plan as part of his or her employment duties with the Bank, or
(iii) to whom the Administrative Committee has delegated any of its duties or responsibilities, including any former Employee, officer or director described in (i) or (ii) against any liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Bank occasioned by any act or omission to act in connection with the Plan, if such act or omission to act is in good faith and without gross negligence.

     12.8   ANNUAL REPORT

     The Administrative Committee shall submit annually to the Bank a report showing in reasonable summary form, the financial position of the Trust and giving a brief account of the operations of the Plan for the past year, and such further information as the Bank may reasonably require.

     12.9   EXPENSES OF PLAN

     The Administrative Committee may direct a Trustee to pay from the Fund any or all expenses of administering the Plan, to the extent such expenses are reasonable. The Administrative Committee will determine what constitutes a reasonable expense of administering the Plan, and whether such expenses shall be paid from the Trust. The Administrative Committee may also allocate administrative charges attributable to specific plan expenses, including but not limited to determinations regarding QDROs and plan loan origination fees, to the affected Participant or Beneficiary's Account. Any such expense not paid out of the Trust shall be paid by the Bank or the Affiliated Employers; provided, however, that to the extent permitted by ERISA, the Administrative Committee may direct a Trustee to reimburse the Bank or the Affiliated Employers, as the case may be, out of the Trust for a reasonable expense of administering the Plan which is paid prior to a determination with respect to such expense.

     12.10  LIMITATION OF LIABILITY

     No bond or other security shall be required of any member of the Administrative Committee, unless the member handles funds or other property of the Plan. A member of the committee shall not be liable or responsible for the acts of commission or omission of another fiduciary unless (i) the member knowingly participates or knowingly attempts to conceal the act or omission of another fiduciary and the member knows the act or omission is a breach of fiduciary responsibility by the other fiduciary, (ii) the member has knowledge of a breach by another fiduciary and shall not make reasonable effort to remedy the breach, (iii) the member's breach of his or her own fiduciary responsibility permits another fiduciary to commit a breach.

     (a) Neither the Trustee nor any member of the Administrative Committee shall be liable for any loss or damage or depreciation which may result in connection with the execution of their duties or the exercise of its discretion or from any other act or omission hereunder, except when due to gross negligence or willful misconduct. At the request of the Administrative Committee, the Trustee is authorized to purchase insurance for the Trustee and the members of the Administrative Committee to cover liability or loss resulting from their acts or omissions. To the extent not covered by insurance, the Trust shall pay all cost and expenses (including legal fees) that a member of the Administrative Committee or Trustee may incur as a result of serving as such unless it is determined by a court of competent jurisdiction that such acts or omissions were due to gross negligence or willful misconduct.

     (b) No fee or compensation shall be paid to any member of the Administrative Committee for his services as a committee member. Any expenses properly incurred by the Administrative Committee shall be reimbursed or paid by the Trust.

     12.11  ACCOUNTS

     The Administrative Committee shall establish and maintain separate individual Employer Stock Accounts and Other Investment Accounts for each Participant, as well as for each Former Participant who has an interest in the Plan. Such separate Employer Stock Accounts and Other Investment Accounts shall not require a segregation of the Trust assets and no Participant shall acquire a specific asset of the Trust as a result of the allocations provided for in the Plan.

                        XIII. AMENDMENTS AND TERMINATION

     13.1   PLAN AMENDMENTS

     The Bank may amend this Plan in any manner and at any time, provided, however, that no amendment shall prejudice a Participant's or Beneficiary's existing rights nor revert any interest in the Trust assets, income or principal, to the Bank. An amendment shall be made by resolution of the Board of Directors and shall be effective upon delivery of a written instrument, executed by order of the Board of Directors to the Trustee. No amendment which affects the rights, responsibilities or duties of the Trustee may be made without the written consent of the Trustee.

     13.2   TERMINATION OF CONTRIBUTIONS

     The Bank has established this Plan with the bona fide intention and expectation that from year to year it will be able to and will deem it advisable to make its contributions as herein provided. The Bank, however, realizes that circumstances not now foreseen or circumstances beyond its control may make it either impossible or inadvisable to continue to make its contributions as herein provided. In the event the Board of Directors decides it is impossible or inadvisable for the Bank to continue to make its contributions as herein provided, the Board of Directors shall have the power to terminate the Bank's contributions by appropriate resolutions. A certified copy of such resolution or resolutions shall be delivered to the Administrative Committee, and as soon as possible thereafter, the Administrative Committee shall send or deliver to each Participant and Beneficiary a copy of the same. After the date specified in such resolution or resolutions, the Bank shall make no further contributions under this Plan. In the event of such termination of contributions by the Bank, the Plan and Trust shall remain in existence, and all of the provisions of the Plan and the Trust shall remain in force which are necessary, in the opinion of the Administrative Committee, other than the provisions for contributions by the Bank, and all of the assets in the Trust on the date specified in such resolution or resolutions shall be held, administered and distributed by the Administrative Committee and the Trustee, in the manner provided herein. Despite any other provisions of the Plan, upon complete discontinuance of contributions to the Plan, Participants will be fully vested in their Account balances.

     13.3   TERMINATION OF PLAN

     If the Board of Directors shall terminate the Bank's contributions, in accordance with Section 13.2, the Board of Directors shall also have the power to terminate the Plan and Trust completely or partially, by appropriate resolution specifying the date of such termination, certified copies of which shall be delivered to the Administrative Committee, provided, however, that upon complete or partial termination of the Plan or complete discontinuance of contributions by the Bank to the Trust, the rights of each Participant to the amounts credited to his or her Account, at such time, are non-forfeitable and fully vested in each such Participant. Upon complete or partial termination of the Plan and Trust, after payment of all expenses and after adjustment of Participants' and Beneficiaries' shares for expenses, profits, losses and any other necessary adjustments, there shall be paid to each Participant and each Beneficiary the amount of his or her share in the Trust, in a lump sum.

                            XIV. TOP HEAVY PROVISIONS

     14.1   PROVISIONS TO APPLY

     The provisions of this Article XIV shall apply for any top-heavy Plan Year notwithstanding anything to the contrary in the Plan. All determinations under this Article XIV will be made in accordance with the provisions of Code Section 416 and the Regulation promulgated thereunder, which are specifically interpreted herein by reference.

     14.2   MINIMUM CONTRIBUTION

     For any Plan Year which is a top-heavy plan year, Participating Employers shall contribute to the Trust a minimum contribution on behalf of each Participant who is not a key employee for such year and who has not experienced a severance from employment with Participating Employers by the end of the Plan Year. The minimum contribution shall, in general, equal 3% of each such Participant's Compensation, but shall be subject to the following special rules:

     (a) If the largest contribution on behalf of a key employee for such year is equal to less than 3% of the key employee's Compensation, such lesser percentage shall be the minimum contribution percentage for Participants who are not key employees. This special rule shall not apply, however, if the Plan is required to be included in an aggregation group and enables a defined benefit plan to meet the requirements of Code Sections 401(a)(4) or 410.

     (b) No minimum contribution will be required with respect to a Participant who is also covered by another top-heavy defined contribution plan of the Bank or a Participating Employer which meets the vesting requirements of Code Section 416(b) and under which the Participant receives the top-heavy minimum contribution.

     (c) If a Participant is also covered by a top-heavy defined benefit plan of the Bank or an Participating Employer, "5%" shall be substituted for "3%" above in determining the minimum contribution.

     (d) The minimum contribution with respect to any Participant who is not a key employee for the particular year will be offset by any Bank contributions under Section 3.1, and qualified non-elective contributions (within the meaning of Code Section 401(m)(4)(c)) and qualified matching contributions (within the meaning of Regulation Section 1.401(k)-1(a)(6)) if any, under another plan of Participating Employers. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

     (e) If additional minimum contributions are required under this Section, such contributions shall be credited to the Participant's Account.

     (f) A minimum contribution required under this Section shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation for the year because of the Participant's failure to complete 1,000 Hours of Service.

     14.3   DEFINITIONS

     For purposes of this Article XIV, the following terms have the following meanings:

     (a) "Key employee" means a key employee described in Code Section 416(i)(I) and "non-key employee" means any employee who is not a key employee (including employees who are former key employees);

     (b) "Top-heavy plan year" means a Plan Year if any of the following conditions exist:

            (i) The top-heavy ratio for the Plan exceeds 60 percent and the Plan is not part of any required aggregation group or permissive aggregation group of plans;

            (ii) This Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent; or

            (iii) The Plan is part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

     (c)    "Top-heavy ratio"

            (i) If any Participating Employer maintains one or more defined contribution plans (including any Simplified Employee Pension
                   Plan) and the Participating Employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for the Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees on the determination date(s), and the denomination of which is the sum of all account balances, both computed in accordance with Code Section 416. Account balances shall be increased by distributions made during the 1-year period ending on the determination date(s) (including distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i)); provided, however, that with respect to distributions made for a reason other than severance from employment, death or disability, the preceding clause shall be applied by substituting "1-year period" for "1-year period." Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Code
                   Section 416.

            (ii) If a Participating Employer maintains one or more defined contribution plans (including any Simplified Employee Pension
                   Plan) and the Participating Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with
                   Section 14.3(c)(i), and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with Section 14.3(c)(i), and the present value of all accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Code Section 416. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit in the manner described in Section 14.3(c)(i).

            (iii) For purposes of Sections 14.3(c) (i) and (ii), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code Section 416 for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (A) who is not a key employee but who was a key employee in a prior year, or (B) who has not been credited with at least one Hour of Service with any employer maintaining the plan at any time during the 1-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

            (iv) The accrued benefit of a Participant other than a key employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

     (d) The "permissive aggregation group" is the required aggregation group of plans plus any other plan or plans of the employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

     (e) The "required aggregation group" is (i) each qualified plan of the employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the employer which enables a plan described in clause (i) to meet the requirements of Code Sections 401
(a)(4) and 410(b).

     (f) For purposes of computing the top-heavy ratio, the "valuation date" shall be the last day of the applicable plan year.

     (g) For purposes of establishing present value to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest and mortality rates specified in the defined benefit plan(s), if applicable.

     (h) The term "determination date" means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term "applicable determination date" means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan.

                                 XV. DEFINITIONS

     As used in this instrument, the following terms shall mean the following:

     (a) ACCOUNT means, with respect to each Participant, the aggregate value of his or her Employer Stock Account and Other Investment Account.

     (b) ADMINISTRATIVE COMMITTEE means the person or persons designated by the Board of Directors to act as such under Article XIII, provided, however, that if the Board of Directors fails to appoint the Administrative Committee, the executive committee of the Board of Directors will serve as the Administrative Committee.

     (c) AFFILIATED EMPLOYER means the Bank and any corporation which is a member of a controlled group of corporations, as defined in Code Section 414(b), which includes the Bank; any trade or business (whether or not incorporated) which is under common control, as defined in Code Section 414(c) with the Bank; any organization (whether or not incorporated) which is a member of an affiliated service group, as defined in Code Section 414(m), which includes the Bank; and any other entity required to be aggregated with the Bank pursuant to Regulations under Code Section 414(o).

     (d)    ANNIVERSARY DATE means the 31st day of December each year.

     (e)    BANK means Hampden Bank.

     (f) BENEFICIARY means a person entitled to benefits hereunder as beneficiary of a deceased Participant or as beneficiary of a deceased Beneficiary.

     (g) BOARD OF DIRECTORS means the Board of Directors of the Bank, as from time to time constituted.

     (h) CODE means the Internal Revenue Code of 1986, as amended or replaced from time to time.

     (i) COMPENSATION means, with respect to any Participant, total remuneration paid by the Employer for a Plan Year. Compensation in excess of $220,000, as adjusted for increases in the cost of living at the same time and in such manner as permitted under Code Section 401(a)(17)(B), shall be disregarded. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning with or within such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. Compensation shall include any amount which is contributed by the Bank pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Code Sections 124, 132(f), 401(k), 402(h) and 403(b).

     (j) EMPLOYER STOCK means shares of the Bank's voting common stock having a combined voting power and dividend rights equal to or exceeding that class of the Bank's common stock having the greatest voting power and dividend rights.

     (k) EMPLOYER STOCK ACCOUNT means the account of a Participant which is credited with the shares of Employer Stock purchased and paid for by the Trust or contributed to the Trust.

     (l) ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     (m) ELIGIBLE EMPLOYEE means any Employee other than (i) an Employee covered by a collective bargaining agreement as to which retirement benefits were the subject of good faith bargaining, (ii) an Employee who is a nonresident alien and who receives no U.S. source income (iii) an individual who is not characterized by or treated by the Bank as a common law employee of the Participating Employer, and (iv) an individual hired on a temporary basis through a staffing or temporary agency. If an individual described in clause
(iii) is reclassified or deemed to be reclassified as a common law employee of a Participating Employer and meets the definition of an Eligible Employee, the individual will be eligible to participate in the Plan as of the actual date of such reclassification (to the extent such individual otherwise qualifies as an Eligible Employee). If the effective date of reclassification is prior to the actual date of such reclassification, in no event will the reclassified individual be eligible to participate in the Plan retroactively to the effective date of such reclassification. In no event shall a Leased Employee within the meaning of Code Section 414(n) become an Eligible Employee until he or she is actually employed by a Participating Employer.

     (n) EMPLOYEE means any individual employed by the Bank, (i) excluding independent contractors and (ii) including a Leased Employee and any other individual required to be treated as an employee pursuant to Code Sections 414(n) and 414(o).

     (o)    ENTRY DATE means January 1 and July 1 of each Plan Year.

     (p) FIDUCIARY means any person who (i) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (ii) renders investment advise for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (iii) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Committee.

     (q) FORFEITURE means that portion of a Participant's Account that is not vested, and occurs on the earlier of (i) the distribution of the entire vested portion of a Participant's Account, or (ii) the last day of the Plan Year in which the Participant incurs five (5) consecutive One-Year Breaks in Service. In the event of a distribution under clause (i), in the case of a terminated Participant whose vested benefit is zero, such Terminated Participant shall be deemed to have received a distribution of his or her vested benefit upon his termination of employment. In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

     (r) FORMER PARTICIPANT means a person who has been a Participant, but who has ceased to be a Participant for any reason.

     (s)    FUND means the assets of the Plan as from time-to-time constituted.

     (t) HIGHLY COMPENSATED EMPLOYEE means any Employee who (i) was a five percent (5%) owner (as defined in Code Section 416(I)(1)) of the Employer at any time during the current or the preceding Plan Year, or (ii) for the preceding Plan Year, (A) had compensation from the Employer in excess of $100,000 (as adjusted by the Secretary pursuant to Code Section 415(d), and (B) if the Employer elects the application of this clause for such preceding year, was in the top-paid group of Employees for such preceding year. For this purpose, an Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of compensation paid during such year. A Former Employee shall be treated as a highly compensated employee if he or she was a highly compensated employee when he or she separated from service, or was a highly compensated employee at any time after attaining age 55.

     (u) HIGHLY COMPENSATED PARTICIPANT means a Highly Compensated Employee who is eligible to participate in the Plan.

     (v)    HOUR OF SERVICE means:

            (i) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period;

            (ii) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period;

            (iii) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages.

The same Hours of Service shall not be credited both under (i) or (ii), as the case may be, and under (iii).

     Despite the forgoing, (x) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (y) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (z) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

     An Hour of Service must be counted for purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, a One-Year Break in Service, and employment commencement date (or reemployment commencement date). The provisions of Department of Labor regulations Sections 2530.200b-2(b) and (c) are incorporated herein by reference.

     (w) NON-HIGHLY COMPENSATED PARTICIPANT means any Participant who is not a Highly Compensated Employee.

     (x) NORMAL RETIREMENT DATE means the Anniversary Date coinciding with or next following the Participant's Normal Retirement Age (65th birthday). A Participant shall become fully Vested in his Account upon attaining his Normal Retirement Age.

     (y) ONE-YEAR BREAK IN SERVICE shall mean the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a One-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." An authorized leave of absence means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason. A "maternity or paternity leave of absence" shall mean an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a One-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Committee is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

     (z) OTHER INVESTMENT ACCOUNT means the account of a Participant which is credited with his share of the net gain (or loss) of the Plan, Forfeitures, and Employer contributions in other than Employer Stock and which is debited with payments made to pay for Employer Stock.

     (aa) PARTICIPANT means an Eligible Employee who participates in the Plan as provided in Article II, and has not for any reason become ineligible to participate further in the Plan.

     (bb) PARTICIPATING EMPLOYER means the Bank and any other Affiliated Employer that adopts this Plan with the consent of the Board of Directors.

     (cc) PLAN means the Hampden Bank Employee Stock Ownership Plan and Trust as set forth in this instrument and as subsequently amended and/or restated.

     (dd)   PLAN YEAR means the calendar year.

     (ee) REGULATION means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his or her delegate, and as amended from time to time.

     (ff) SUSPENSE ACCOUNT means the separate account to which is credited shares of Employer Stock pledged as collateral on a loan described in Section
4.4 prior to their allocation to Participants' Accounts.

     (gg) DISABILITY means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician chosen by the Committee. The determination shall be applied uniformly to all Participants

     (hh)   TRUST means the trust established under Article VIII.

     (ii)   TRUSTEE means the trustee of the Trust.

     (jj)   VESTED means the non-forfeitable portion of a Participant's Account.

     (kk) VALUATION DATE means the last day of the Plan Year and each other date as of which the Administrative Committee determines the investment experience of the Trust and adjust Participants' Accounts accordingly.

     (ll) YEAR OF SERVICE means the computation period of twelve (12) consecutive months specified below during which an Employee has at least 1,000 Hours of Service with the Bank or any Affiliated Employer.

     (i) For purposes of eligibility for participation in the Plan, the computation periods shall be measured from the date on which the Employee first performs an Hour of Service and anniversaries thereof. The participation computation periods beginning after a One-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service and anniversaries thereof.

     (ii) For vesting purposes, the computation period shall be the Plan Year including periods prior to the Effective Date of the Plan.

     (iii)  For all other purposes, the computation period shall be the Plan
Year.

                               XVI. MISCELLANEOUS

     16.1   EXCLUSIVE BENEFIT RULE

     No part of the corpus or income of the Trust allocable to the Plan will be used for or diverted to purposes other than for the exclusive benefit of each Participant and Beneficiary, except as otherwise provided under the provisions of the Plan relating to QDROs, the payment of reasonable expenses of administering the Plan, the return of contributions upon non-deductibility or mistake of fact, the return of certain excess contributions or the failure of the Plan to qualify initially.

     16.2   NON-TERMINABLE RIGHTS

     The protections and rights afforded Participants under Section 4.4 pertaining to certain restrictions on Employer Stock acquired with the proceeds of a loan and Section 10.2 pertaining to put options shall be non-terminable. The protections and rights with respect to Employer Stock acquired with the proceeds of an exempt loan shall continue and not be abridged notwithstanding the eventual repayment of the loan or the discontinuance of the Plan as an ESOP.

     16.3   LIMITATION OF RIGHTS.

     Neither the establishment of the Plan, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against the Bank, any Participating Employer, the Administrative Committee or the Trustee, except as provided in this Plan, and in no event will the terms of employment or service of any Participant be modified or in any way be affected by his or her eligibility for or participation in the Plan. It is a condition of the Plan, and each Participant expressly agrees by his or her participation, that each Participant will look solely to the assets held in the Trust for the payment of any benefit to which he or she is entitled under the Plan.

     16.4   NON-ALIENABILITY OF BENEFITS

     No benefit provided under this Plan is subject to the voluntary or involuntary alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, unless (i) required by law, or (ii) the Administrative Committee receives a QDRO that requires the payment of Plan benefits or the segregation of any Account. In the case of a QDRO that is determined to be valid under the Plan's QDRO processing procedures, the

Participant's Account will be segregated, and benefits will be paid, accord to its terms. Benefits provided to a Participant may be offset pursuant to a judgment, order, decree, or settlement agreement that satisfies the conditions of Code Section 401(a)(13)(C) and any applicable spousal consent requirements under Code Sections 401(a)(13)(C) and (D) are satisfied.

     16.5   ADEQUACY OF DELIVERY

     Any payment to be made under the Plan by the Trustee may be made by the Trustee's check. Mailing to a person or persons entitled to distributions hereunder at the addresses designated by the Participating Employer or Administrative Committee shall be adequate delivery by the Trustee of such distributions for all purposes. If the whereabouts of a person entitled to benefits under the Plan cannot be determined after diligent search by the Administrative Committee, the committee may place the benefits in a federally insured, interest-bearing bank account opened in the name of such person. Such action shall constitute a full distribution of such benefits under the terms of the Plan.

     16.6   SERVICE WITH ARMED FORCES

     If any Participant leaves a Participating Employer to enter the Armed Forces of the United States or the Merchant Marines of the United States, and he or she is entitled to reemployment rights under the laws of the United States, his or her departure will not be deemed a termination of his or her employment for the purposes of this Plan, and he or she will be presumed to be on leave of absence, provided he or she returns to work with a Participating Employer within the period of time prescribed by laws after his or her discharge, without other intervening employment. If the Participant fails to return and the Bank terminates his or her employment, the Bank shall notify the Administrative Committee, and the Participant's employment shall be deemed to have terminated on the date of receipt by the Administrative Committee of such notice. Despite any contrary provision of the Plan, loans, contributions, benefits and service credit with respect to qualified military service will be administered in accordance with Code Section 414(u).

     16.7   MERGER OR CONSOLIDATION

     In case of any merger or consolidation of this Plan Trust with, or transfer of the assets or liabilities of this Plan to any other plan and/or trust, the terms of such merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of this Plan or its successor immediately thereafter) a benefit which is no less than he or she would have received in the event of termination of this Plan immediately before such merger, consolidation or transfer.

     16.8   GOVERNING LAW

     The Plan is construed, administered and enforced according to the laws of the Commonwealth of Massachusetts to the extent not preempted by ERISA.


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

IN WITNESS WHEREOF, the Bank has executed the Plan and the Trustee(s) has or have executed the Trust as of this __ day of _________ 2006.

                                            HAMPDEN BANK



                                            By:
                                               -----------------------------



                                            TRUSTEE(S)



                                            --------------------------------



                                            --------------------------------

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